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                                                                    EXHIBIT 10.3

                    TECHNOLOGY TRANSFER AND LICENSE AGREEMENT


         THIS TECHNOLOGY TRANSFER AND LICENSE AGREEMENT (this "Agreement") is made as of the 1st day of June, 1999 (the "Effective Date") by and between Perfumania, Inc., a Florida corporation ("Perfumania") and perfumania.com, inc., a Florida corporation ("perfumania.com").

                              EXPLANATORY STATEMENT

         Perfumania has developed, and has all applicable rights in, a site on the World Wide Web portion of the Internet at the URL http://www.perfumania.com (the "Perfumania Site") as one component of its method for establishing and operating stores that distribute brand name and designer fragrances and related products (the "Products").

         Perfumania has formed perfumania.com as a wholly-owned subsidiary of Perfumania to capitalize on Perfumania's core business on the World Wide Web. To do so, Perfumania desires to transfer and/or license portions of its rights in the Perfumania Web site to perfumania.com on the terms and conditions herein.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       DEFINITIONS.

         "Assigned Materials" has the meaning set forth in Section 2.1.

         "Change in Control" means any of the following involving perfumania.com: (i) any merger, consolidation, share exchange, business combination, or other similar transaction, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 75% or more of the assets of the perfumania.com in a single transaction or series of transactions, or (iii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, 75% or more of the then outstanding shares of capital stock of perfumania.com.

         "Confidential Information" means any non-public information about a party, including, without limitation, the party's business , vendors, customers, products, services, employees, finances, costs, expenses, financial or competitive condition, policies, and practices, computer software programs and programming tools and their respective design, architecture, modules, interfaces, databases and database structures, nonliteral elements, capabilities and functionality, source code and object code (including, but not necessarily limited to, the Perfumania Site), research and development efforts, marketing and distribution efforts, licensing, cross-licensing, marketing and distribution practices; computer software programs and other information licensed or otherwise disclosed to a party in confidence by a third party, and any other non-public information that does or may have economic value by reason of not being generally known.


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         "Databases" shall mean the Product database; customer list database and other databases associated with Perfumania Site an the Assigned Materials.

         "Domain Names" shall mean the Internet domain names www.perfumania.com and www.perfumaniawholesale.com.

         "E-Commerce Business" shall mean any transactions or business activities, now or hereafter conducted by perfumania.com, related to the online sale or marketing of perfumania.com's products, merchandise, and services now or hereafter sold or offered for sale.

         "Materials" means all memoranda, notes, records, drawings, manuals, disks, or other documents and media (including all copies, extracts, and summaries thereof).

         "Perfumania Content" shall mean all graphic user interfaces, text, images, music, designs, products, computer programs, drawings, documentation, notes, development aids, technical documentation, information and other materials of Perfumania for use in developing and incorporated into the Perfumania Site.

         "Perfumania Marks" shall mean trademarks, service marks, logos and trade name of Perfumania but excludes the marks PERFUMANIA.COM and PERFUMANIAWHOLESALE.COM.

         "Domain Name Marks" shall mean trademarks, service marks, logos and trademarks incorporating the words PERFUMANIA.COM and PERFUMANIAWHOLESALE.COM.

         "Software" shall mean all computer software for inventory sourcing, special order software and other computer software owned by Perfumania, Inc. from time to time.

2.       ASSIGNMENT AND LICENSES.

         2.1 Assignment. Perfumania hereby transfers, grants, conveys, assigns and relinquishes exclusively to perfumania.com in perpetuity (or for the longest period of time otherwise permitted by law) for any and all use in electronic commerce including, but not limited to, the World Wide Web portion of the Internet, all of its right, title and interest in and to the Perfumania Site, the Databases, the Perfumania Content, the Software, and any Materials, forms, images and text viewable on the Internet, any HTML elements relating thereto (collectively, the "Assigned Materials"). Perfumania shall make the Assigned Materials available to perfumania.com at such times and in such format as the parties shall mutually agree.

         2.2 Perfumania Marks, Domain Names, and Domain Name Marks. Subject to the terms and conditions herein, Perfumania hereby grants to perfumania.com an exclusive (even as to Perfumania), worldwide, fully paid-up right and license to (i) use and reproduce the Perfumania Marks in digital form and combine such digitized versions with other digitized text, graphics or materials of perfumania.com that are included within the Perfumania Site, (ii) use,


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reproduce, transmit, communicate, display, distribute and sublicense the
Perfumania Marks as part of the Perfumania Site and in connection with the E-Commerce Business, (iii) use, reproduce, transmit, communicate, display, distribute, and sublicense the Domain Name Marks in connection with the E-Commerce Business and incorporate the PERFUMANIA.COM mark within perfumania.com's corporate or other legal name; and (iv) use the Domain Names and determine the domain name server addressing thereof for website, electronic mail, and all other present and future Internet and communications functions in connection with the E-Commerce Business. Except as specifically set forth above, Perfumania does not transfer to perfumania.com any rights to the Perfumania Marks, Domain Name, or Domain Name Marks.

         2.3 Licenses to Perfumania. Subject to the terms and conditions herein, perfumania.com hereby grants Perfumania a non-exclusive, worldwide, fully paid-up right and license to (i) provide materials for posting on the Perfumania Site in connection with the operation of its retail sale and distribution of Products through physical stores in the United States, which materials shall be posted by perfumania.com provided they do not unreasonably interfere with perfumania.com's business operations and (ii) to sublicense its rights hereunder to entities or individuals located outside the United States pursuant to terms and conditions approved by perfumania.com.

         2.4 License Restrictions. Except as otherwise expressly permitted herein, Perfumania may not (a) adapt, alter, modify, translate or create derivative works of the Perfumania Site; (b) reverse engineer, decompile, disassemble, or reconstruct the source code for the Perfumania Site; or (c) reverse engineer, reconstruct, ascertain, adapt, alter or modify, the proprietary protocols, algorithms, internal instructions and command sets used in the operation of the Perfumania Site.

         2.5 Support. The parties acknowledge that unless otherwise agreed in writing, Perfumania shall not be responsible for upgrading, supporting or otherwise maintaining the Assigned Materials in any form or manner whatsoever.

3.       QUALITY CONTROL.

         3.1 Monitoring by Perfumania. perfumania.com agrees that its operations of the E-Commerce Business at the Perfumania Site shall be of a first rate nature. perfumania.com understands and agrees that Perfumania has the right to and will monitor the quality of perfumania.com's operations under the Perfumania Marks for compliance with this Agreement.

         3.2 Quality Standards. In the course of operating the E-Commerce Business at the Perfumania Site, perfumania.com shall maintain and adhere to standards of quality and technical specifications set forth from time to time by Perfumania with respect to the appearance and manner of use of the Perfumania Marks. Any form of use of the Perfumania Marks not specifically provided for by Perfumania shall be adopted by perfumania.com only upon prior written approval by Perfumania. If any use of the Perfumania Marks on the Perfumania Site conflicts with, interferes with or is detrimental to Perfumania's reputation or business, in Perfumania's reasonable discretion, Perfumania will promptly notify perfumania.com of same and perfumania.com shall immediately discontinue any such use.


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         3.3      Advertising Materials. Prior to using the Perfumania Marks in connection with any advertising and promotional materials (the "Advertising Materials"), perfumania.com shall provide to Perfumania for its approval samples of the Advertising so that Perfumania may monitor use of the Perfumania Marks. Perfumania reserves the right to disapprove such Advertising Materials if Perfumania reasonably determines that the Perfumania Marks are improperly used therein. Perfumania shall have five (5) working days after receipt of such samples to indicate its disapproval by written notice to perfumania.com. If no written objection is received by perfumania.com within five working days, the samples will be deemed to have been approved.

         3.4 Samples. perfumania.com agrees to furnish, at no charge, to Perfumania, from time to time as requested, representative samples of Advertising Materials and any other articles or materials to which it affixes the Perfumania Marks.

4.       OWNERSHIP; MARKING.

         4.1 Perfumania Marks. perfumania.com acknowledges Perfumania's right, title and interest in and to the Perfumania Marks and acknowledges that nothing herein shall be construed to accord to perfumania.com any rights in any of the Perfumania Marks except as expressly provided herein. perfumania.com acknowledges that its use of the Perfumania Marks will not create in it any right, title or interest in the Perfumania Marks except as permitted herein. perfumania.com represents and warrants with respect thereto, as follows: (i) perfumania.com will not at any time challenge Perfumania's right, title or interest in the Perfumania Marks or the validity of any of the Perfumania Marks or any application or registration thereof; (ii) perfumania.com will not do or cause to be done or omit to do anything, the doing, causing, or omitting of which would contest or in any way impair or tend to impair the rights of Perfumania in the Perfumania Marks; (iii) perfumania.com will not represent that it has any ownership in or rights with respect to the Perfumania Marks other than rights conferred by this Agreement; and (iv) perfumania.com will not, either during or subsequent to the Term of this Agreement, use any trademark, service mark, trade name, insignia or logo that is confusingly similar to or a colorable imitation of any of the Perfumania Marks except as permitted herein. If any foreign tribunal of any kind or nature of competent jurisdiction takes action resulting in Perfumania being defeased of the Perfumania Marks and perfumania.com is granted the Perfumania Marks or may take action to acquire such Perfumania Marks, perfumania.com will immediately and without need of request by Perfumania, take all action necessary to either (a) assign such Perfumania Marks to Perfumania or Perfumania's designee or (b) acquire such Perfumania Marks at Perfumania's expense and upon such acquisition, assign such Perfumania Marks to Perfumania or Perfumania's designee.

         4.2 Domain Name Marks. Perfumania will (i) apply for registration of the PERFUMANIA.COM and PERFUMANIAWHOLESALE.COM marks with the United States Patent and Trademark Office ("PTO"), (ii) will take all necessary and reasonable steps to obtain such registrations, (iii) shall keep perfumania.com informed of the status of such applications, and (iv) shall file Section 8 and 15 declarations, file renewal applications, and take all other


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necessary and reasonable steps to obtain and maintain effective federal registrations for the Domain Name Marks during the Term of this Agreement. perfumania.com acknowledges Perfumania's right, title and interest in and to the Domain Name Marks and acknowledges that nothing herein shall be construed to accord to perfumania.com any rights in any of the Domain Name Marks except as expressly provided herein. perfumania.com acknowledges that its use of the Domain Name Marks will not create in it any right, title or interest in the Domain Name Marks except as permitted herein. perfumania.com represents and warrants with respect thereto, as follows: (i) perfumania.com will not at any time challenge Perfumania's right, title or interest in the Domain Name Marks or the validity of any of the Domain Name Marks or any application or registration thereof; (ii) perfumania.com will not do or cause to be done or omit to do anything, the doing, causing, or omitting of which would contest or in any way impair or tend to impair the rights of Perfumania in the Domain Name Marks;
(iii) perfumania.com will not represent that it has any ownership in or rights with respect to the Domain Name Marks other than rights conferred by this Agreement; and (iv) perfumania.com will not, either during or subsequent to the Term of this Agreement, use any trademark, service mark, trade name, insignia or logo that is confusingly similar to or a colorable imitation of any of the Domain Name Marks except as permitted herein. If any foreign tribunal of any kind or nature of competent jurisdiction takes action resulting in Perfumania being defeased of the Domain Name Marks and perfumania.com is granted the Domain Name Marks or may take action to acquire such Domain Name Marks, perfumania.com will immediately and without need of request by Perfumania, take all action necessary to either (a) assign such Domain Name Marks to Perfumania or Perfumania's designee or (b) acquire such Domain Name Marks at Perfumania's expense and upon such acquisition, assign such Domain Name Marks to Perfumania or Perfumania's designee.

         4.3 Marking. perfumania.com shall cause the appropriate designation "TM", "SM" or the registration symbol "(R)" to be placed adjacent to each of the Perfumania Marks and Domain Name Marks in connection with each use or display thereof, including, without limitation, the Advertising Materials, and to indicate such additional information as Perfumania shall reasonably specify from time to time concerning the license rights under which perfumania.com uses the Perfumania Marks and Domain Name Marks.

         4.4 Warranties by Perfumania. Perfumania hereby warrants that its business operations under the Perfumania Marks shall be of a first rate nature. If any use of the Perfumania Marks by Perfumania interferes with or is detrimental to perfumania.com's reputation or business, perfumania.com shall promptly notify Perfumania of same and Perfumania shall immediately discontinue any such use. Perfumania warrants, for itself and its successors and assigns, that it shall prominently and continuously use the mark PERFUMANIA as a trademark, in its retail business, in advertising, as the primary and notorious trade name for its retail stores, and in interstate commerce. Perfumania warrants, for itself and its successors and assigns, that it will maintain active federal trademark registration(s) for PERFUMANIA during the Term of this Agreement and that it will not, through action or inaction, allow its rights and/or its retail goodwill in the Perfumania Marks to become diminished or impaired during the Term of this Agreement.

5. NON-COMPETITION. Perfumania covenants that, except as otherwise provided herein or


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approved in writing by perfumania.com, for a continuous uninterrupted period commencing upon the Effective Date and continuing for three (3) years after the termination or expiration of this Agreement, for any reason, Perfumania will not, either directly or indirectly, or through, on behalf of or in conjunction with any person, persons, partnership, corporation or other entity, (i) own, maintain, engage in, be employed by, advise, assist, invest in, franchise, make loans to, or have any interest in any business which is the same as or substantially similar to perfumania.com's E-Commerce Business or (ii) sell or offer for sale Products in any venue other than, through, and at retail stores not on the World Wide Web or other portion of the Internet.

         If the period of time or the area specified above, should be finally adjudged as unreasonable or unenforceable in any proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by the elimination of such portion thereof or both, so that such restrictions may be enforced in such area and in such time as is adjudged to be reasonable.

         Perfumania acknowledges and agrees that the covenants not to compete set forth in this Agreement are fair and reasonable and will not impose any undue hardship on Perfumania, since Perfumania has other considerable experience which affords it the opportunity to derive income from other endeavors.

6.       FEES AND COSTS.

         6.1 Royalties. The licenses granted in Article 2 shall be royalty-free as between Perfumania and perfumania.com, provided, however, that to the extent that any royalty shall be deemed by applicable tax law to exist by virtue of this Agreement, perfumania.com will be responsible for any withholding or value-added taxes associated therewith.

         6.2 Costs and Expenses. All costs and expenses incurred by either party perfumania.com in carrying out its obligations under this Agreement shall be paid by such party and neither party shall be entitled to any reimbursement from the other.

7.       CONFIDENTIALITY.

         7.1 Nondisclosure and Nonuse. Each party receiving Confidential Information, including, but not limited to, Materials containing Confidential Information, shall (a) disclose such Confidential Information to only those directors, officers, employees and agents of such party (i) whose duties justify their need to know such information and (ii) who have been clearly informed of their obligation to maintain the confidential, proprietary and/or trade secret status of such Confidential Information; and (b) use such Confidential Information only for the purposes set forth in this Agreement. Each party receiving Confidential Information shall treat such information as strictly confidential, and shall use the same care to prevent disclosure of such information as such party uses with respect to its own confidential and proprietary information, which shall not be less than the care a reasonable person would use under similar circumstances. Notwithstanding the foregoing, each party may disclose Confidential Information to the extent necessary pursuant to applicable federal, state or local law, regulation, court order, or other legal


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process, provided the receiving party has given the disclosing party prior written notice of such required disclosure and, to the extent reasonably possible, has given the disclosing party an opportunity to contest such required disclosure at the disclosing party's expense.

         7.2 Notice. The receiving party will notify the disclosing party immediately in the event the receiving party learns of any unauthorized possession, use or knowledge of the Confidential Information and/or Materials containing Confidential Information, and will cooperate with the disclosing party in any litigation against any third persons necessary to protect the disclosing party's rights with respect to the Confidential Information and Materials.

8.       REPRESENTATIONS AND WARRANTIES.

         8.1 Authority. Each party represents and warrants that it has authorized the person who has signed this Agreement on behalf of such party to execute and deliver this Agreement to the other party.

         8.2      Assigned Materials. Perfumania represents and warrants that
(i) it is the sole and exclusive owner of the entire right, title, and interest in and to the Assigned Materials, free and clear of any liens or claims; (ii) to the knowledge of Perfumania, the Assigned Materials do not infringe the rights of any other person or entity; (iii) to the knowledge of Perfumania, no claim of any such infringement or violation has been threatened or asserted, and no such claim is pending against Perfumania; (iv) Perfumania has not entered into any agreement, license, release, or order that restricts the right of Perfumania or perfumania.com to use the Assigned Materials in any way; and (v) the execution, delivery, and performance of this Agreement by Perfumania does not and will not violate any security agreement, indenture, order, or other instrument to which Perfumania is a party or by which it or any of its assets is bound.

9.       DISCLAIMERS AND LIMITATION OF LIABILITY.

         9.1 Disclaimer. EXCEPT AS PROVIDED IN ARTICLE 8 ABOVE, NEITHER PARTY ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE ASSIGNED MATERIALS, THE PROPRIETARY MARKS OR THE PERFUMANIA.COM MARK INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         9.2 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES SUCH AS LOSS OF PROFITS OR INABILITY TO USE THE PERFUMANIA SITE OR ASSIGNED MATERIALS.

10.      INDEMNIFICATION; INFRINGEMENT.

         10.1 Indemnification. Perfumania shall defend, at its own expense (or in Perfumania's discretion, settle), indemnify, and hold perfumania.com harmless from and against any loss, injury, demand, cost, expense or claim (including reasonable attorneys' fees) arising out of any


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allegation that the Assigned Materials infringe any patents, copyrights, trade secrets or other proprietary rights of any third party, provided that perfumania.com timely notifies Perfumania in writing of any such claim, provided that failure to timely notify Perfumania shall not constitute a defense unless Perfumania is harmed as a result.

         10.2     Exceptions. Perfumania shall have no liability pursuant to
Section 10.1 to the extent (i) such claim is based upon the combination, operation or use of any Assigned Materials with products or content owned by any person or entity other than Perfumania; (ii) such claim is based upon the combination by perfumania.com of any Assigned Materials or modifications of any products or content supplied by any person or entity other than Perfumania; or
(iii) such claim is based upon perfumania.com's use of a Assigned Material in a manner which is inconsistent with the terms of this Agreement and if such infringement would not have occurred but for such use.

         10.3     Infringement of Marks by Third Parties.

                  10.3.1 Notice. Perfumania and perfumania.com shall each provide the other with prompt notice of any apparent infringement of any of the Perfumania Marks or the Domain Name Marks, any petition to cancel any registration of any of the Perfumania Marks or the Domain Name Marks or any attempted use of or any application to register any mark confusingly similar to, or a colorable imitation of, any of the Perfumania Marks or the Domain Name Marks of which it becomes aware.

                  10.3.2 Action by Perfumania. Perfumania, at its sole discretion, may have sole responsibility to, or may elect to have perfumania.com, at Perfumania's expense: (i) institute and prosecute any actions for infringement of the Perfumania Marks and the Domain Name Marks; (ii) defend any petition to cancel any registration of any of the Perfumania Marks or the Domain Name Marks; (iii) oppose any attempted use of or any application to register any mark confusingly similar to, or a colorable imitation of, any of the Perfumania Marks or Domain Name Marks; and (iv) defend any claim alleging trademark infringement. Any damages and costs recovered through such proceedings shall belong exclusively to Perfumania, and Perfumania shall be solely responsible for all costs and expenses (including attorney's fees) of prosecuting such actions. perfumania.com shall provide Perfumania with any requested assistance in connection with such proceedings, and Perfumania shall reimburse perfumania.com's reasonable out-of-pocket costs of providing such assistance.


         10.4     Third-Party Infringement Claims.

                  10.4.1 Notice. Perfumania and perfumania.com shall each provide the other with prompt notice of any claim alleging trademark infringement involving the use by perfumania.com of the Perfumania Marks or the Domain Name Marks


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         in connection with conducting the E-Commerce Business at the Perfumania
         Site of which it becomes aware.

                  10.4.2 Action by Perfumania. Perfumania, at its sole discretion, may have sole responsibility for, or may elect to have perfumania.com pursue, at Perfumania's expense, defending against any and all claims charging trademark infringement involving the use by perfumania.com of the Perfumania Marks or the Domain Name Marks. perfumania.com shall provide Perfumania with any requested assistance in connection with such proceedings, and Perfumania shall reimburse perfumania.com's reasonable out-of-pocket costs of providing such assistance. Perfumania shall keep perfumania.com informed of the status of such proceeding and supply perfumania.com with any requested documents regarding such proceedings. Any expenses, damages, or judgments (including attorney's fees) in connection with claims alleging trademark infringement involving the use by perfumania.com of the Perfumania Marks or the Domain Name Marks in connection with the E-Commerce Business at the Perfumania Site shall be the responsibility of Perfumania without any claim against perfumania.com for any portion thereof, except to the extent that such expenses, damages, or judgments (including attorney's fees) paid by Perfumania were on account of the action or inaction of perfumania.com.

11.      TERM; TERMINATION.

         11.1 Term. Except as otherwise provided below, the term of this Agreement shall be perpetual commencing on the Effective Date (the "Term").

         11.2 Termination for Breach. Should either party commit a material breach of its obligations hereunder, or should any of Perfumania's representations and warranties provided to perfumania.com be untrue in any material respect, the other party may, at its option, terminate this Agreement, upon thirty (30) days written notice of termination, which notice shall identify and describe the basis for such termination. If, prior to the expiration of such period, the defaulting party cures such default, termination shall not take place.

         11.3 Termination for Change in Control. Perfumania may terminate this Agreement automatically upon written notice to perfumania.com upon a Change in Control of perfumania.com.

         11.4 Post-Termination Obligations. Upon the termination or expiration of this Agreement for any reason, all rights of perfumania.com shall immediately cease. perfumania.com shall not operate or conduct business under any name or in any manner that might tend to give the general public the impression that this Agreement is still in force, or that perfumania.com has any right to use any of the Perfumania Marks. Additionally, perfumania.com shall assign to Perfumania any and all rights it has in the Domain Names and the Domain Name Marks.


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         11.5     Survival. The termination or expiration of this Agreement
shall not relieve either party of any obligation or liability accrued hereunder prior to or subsequent to such termination or expiration, nor affect or impair the rights of either party arising under this Agreement prior to or subsequent to such termination or expiration, except as expressly provided herein.

12.      APPLICABLE LAW; ARBITRATION.

         12.1 Arbitration. Except with respect to any action for which Perfumania or perfumania.com may be entitled to injunctive relief under the federal Lanham Act, 15 U.S.C. ss. 1051 et seq. as may be amended, any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof, shall be finally settled in accordance with the commercial arbitration rules of the American Arbitration Association (the "AAA") then obtaining, by a panel of three arbitrators. Each party shall have the right to appoint one arbitrator from the list of arbitrators supplied to the parties by the AAA, and the two arbitrators so appointed shall appoint the third.

         The place of arbitration shall be Miami, Florida, U.S.A. The language of the arbitration shall be in English. The arbitrators shall determine the matters in dispute in accordance with the internal law of the State of Florida, without reference to the Convention on Contracts for the International Sale of Goods. Except as precluded by the United Nations Convention on the Recognition and Enforcements of Foreign Arbitral Awards, the internal procedural and substantive laws of Florida and the United States Federal Arbitration Act shall govern all questions of arbitral procedure, arbitral review, scope of arbitral authority, and arbitral enforcement.

         The parties agree that the award of the arbitrators shall be the sole and exclusive remedy between them regarding any claims, counterclaims, issues or accountings presented or pled to the arbitrators, that the award shall be made and shall be promptly payable in U.S. dollars, free of any tax, deduction or offset, and that any costs, fees or taxes instant to enforcing the award shall, to the maximum extent permitted buy law, be charged against the party resisting such enforcement.

         The award shall include interest from the date of damages incurred for breach or other violation of this Agreement, and from the date of the award until paid in full, at a rate to be fixed by the arbitrators.

         12.2 Limitations on Commencement of Arbitration. No claim may be submitted by a party to arbitration in accordance with this Article 12 unless notified to the other party within one (1) year of the date on which the submitting party first knew or should have known of the existence of the facts indicating the existence of such dispute.

13.      MISCELLANEOUS.

         13.1 Force Majeure. Neither party will be responsible for any failure to fulfill its obligations due to causes beyond its reasonable control, including without limitation, acts or


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omissions of government or military authority, acts of God, materials shortages, transportation delays, fires, floods, labor disturbances, riots, wars, or inability to obtain any export or import license or other approval of authorization of any government authority.

         13.2 Compliance with Import/Export Restrictions. Perfumania and perfumania.com shall comply with all of the then-current applicable laws, rules and regulations of the United States (and any other countries having jurisdiction) relating to the use of encryption technology and the import and export of technology, software and technical data, including, but not limited to, any regulations of the United States Office of Export Administration, to the extent permitted by applicable law in the applicable jurisdiction, and of any other applicable governmental agencies, and shall not export or re-export any technology, software, technical data or the direct product of such technology, software and technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

         13.3 Changes and Modifications. This Agreement may be modified only upon the execution of a written consent by Perfumania and perfumania.com.

         13.4 No Waiver. No failure of either party to exercise any power reserved to it by this Agreement, or to insist upon strict compliance with any obligation or condition hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of such party's right to demand exact compliance with any of the terms herein. Waiver by either party of any particular default by the other party shall not affect or impair such party's rights with respect to any subsequent default of the same, similar or different nature. No delay, forbearance or omission of either party to exercise any power or right arising out of any breach or default by the other party of any of the terms, provisions or covenants hereof shall affect or impair such party's right to exercise the same, and no such delay, forbearance or omission shall constitute a waiver by such party of any right hereunder or of the right to declare any subsequent breach or default and to terminate this Agreement prior to the expiration of its term.

         13.5 Notices. Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or dispatched by courier or overnight delivery, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

                  If to Perfumania, to:      11701 N.W. 101st Road
                                             Miami, Florida  33178-1021
                                             Attn: Ilia Lekach, President

                  If to perfumania.com to:   11701 N.W. 101st Road
                                             Miami, Florida  33178-1021
                                             Attn: Rachmil Lekach, CEO

         Any notice sent by overnight delivery shall be deemed to have been given one day after the date and time of dispatch.


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

         13.6 Severability. Should any term or provision of this Agreement be finally determined by a court of competent jurisdiction to be void, invalid, unenforceable or contrary to law or equity, the offending term shall be modified and limited (or if strictly necessary, deleted) only to the extent required to conform to the requirements of law and the remainder of this Agreement (or, as the case may be, the application of such provisions to other circumstances) shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

         13.7 Captions. All captions in this Agreement are intended solely for the convenience of the parties, and none of the captions shall be deemed to affect the meaning, or construction of any provision hereof.

         13.8 References. All references herein to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural where applicable.

         13.9 Counterparts. This Agreement may be executed in one or more originals, each of which shall be deemed an original.

         13.10 Exhibits. Any appendixes, exhibits and schedules are hereby incorporated by reference and are part of this Agreement as if expressly set forth at length herein.

         13.11 Entire Agreement. This Agreement and the Exhibits attached hereto constitutes the entire, full and complete Agreement between the parties hereto concerning the subject matter hereof, and they supercede all prior agreements.

         IN WITNESS WHEREOF, the parties hereto have duly executed, sealed and delivered this Agreement on the day and year first above written.

         PERFUMANIA, INC., a Florida corporation



                                    By: /s/ Ilia Lekach
                                       ---------------------------------------
                                             Ilia Lekach
                                    Its:     Chairman of the Board and
                                             Chief Executive Officer

                                    perfumania.com, inc., a Florida corporation



                                    By: /s/ Rachmil Lekach
                                       ---------------------------------------
                                       Rachmil Lekach
                                       Chief Executive Officer


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